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                                                                    EXHIBIT 99.1


                             OFFICER CERTIFICATIONS


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, being the duly elected and appointed chief executive officer and chief financial officer of MPSI Systems Inc., a Delaware corporation (the "Company"), subject in all respects to the principle of "materiality" that is inherent in financial reporting under generally accepting accounting principles, and subject further to knowledge actually in their possession at the date of this Certificate, hereby certify that :

     1. the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002, complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d));

     2. the financial statements, including notes thereto and supplemental information contained in various parts of such periodic report, fairly present, in all material respects when considered in the context of the financial statements taken as a whole, the financial condition, results of operations and changes in cash flow of the Company for the indicated periods;

     Executed this 14th day of November, 2002.



                                                 /s/ Ronald G. Harper
                                       -----------------------------------------
                                       Ronald G. Harper, Chief Executive Officer


                                                  /s/ James C. Auten
                                       -----------------------------------------
                                       James C. Auten, Chief Financial Officer